Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of December 23, 2021, by and among SELECTQUOTE, INC., a Delaware corporation, as the Borrower, the other Credit Parties party hereto, the Consenting Lenders (as defined below), the Third Amendment Lenders (as defined below), MORGAN STANLEY CAPITAL ADMINISTRATORS, INC. (in its individual capacity, “MSCA”), as Administrative Agent for the Lenders and UMB Bank, N.A., as Revolver Agent for itself and the Revolving Lenders.
W I T N E S S E T H:
WHEREAS, the Borrower, the other Credit Parties party thereto, the Lenders from time to time party thereto and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 5, 2019 (as amended by that certain First Amendment to Credit Agreement, dated as of February 24, 2021, that certain Second Amendment to Credit Agreement, dated as of November 2, 2021 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof and in effect as of the date hereof, the “Credit Agreement”, and as further amended by this Agreement, the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested, and the Persons identified on Schedule I hereto (collectively, the “Incremental Revolving Lender(s)”) have agreed, that on the Third Amendment Effective Date, (i) the Incremental Revolving Lenders identified on Schedule I hereto will establish (or increase, if applicable) commitments to provide additional revolving commitments to the Borrower on the Third Amendment Effective Date, in an aggregate principal amount equal to $35,000,000 (the “Incremental Revolver Commitments”), on the terms and conditions set forth in this Agreement and the Amended Credit Agreement; and
WHEREAS, the Borrower has requested that the Administrative Agent, the Revolver Agent and the Revolving Lenders party hereto which constitute Required Revolving Lenders under the Credit Agreement immediately prior to the effectiveness of this Agreement (the “Consenting Lenders”) consent, and the Administrative Agent, the Revolver Agent and the Consenting Lenders have agreed pursuant to Section 9.1 of the Credit Agreement to so consent, to the amendment of certain terms and provisions of the Credit Agreement as set forth herein and thereby agree to be bound by the terms of the Amended Credit Agreement;
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
SECTION 1. Terms Generally. The rules of construction set forth in Section 11.2 of the Amended Credit Agreement shall apply mutatis mutandis to this Agreement. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents. Capitalized terms used but not defined herein have the meanings assigned thereto in the Amended Credit Agreement.
SECTION 2. Establishment of Incremental Revolver Commitments.
(i)    On the terms and conditions set forth in this Agreement and in the Credit Agreement, each Incremental Revolving Lender identified on Schedule I hereto severally and not jointly agrees to make available Incremental Revolver Commitments in the amount set forth across such Incremental Revolving Lender’s name on Schedule I hereto to the Borrower on the Third Amendment Effective Date. Pursuant to Section 1.12 of the Credit Agreement, the Incremental Revolver Commitments shall be a Revolving Commitment Increase and any loans funded pursuant to such Incremental Revolver Commitments shall be Incremental Revolving Loans for all purposes under the Amended Credit Agreement and each other Loan Document and, shall have the same terms as the Revolving Loan Commitments and Revolving Loans and shall constitute the same Class as such

Revolving Loan Commitments and Revolving Loans, respectively. For the avoidance of doubt, the Incremental Revolver Commitments shall be an increase to the Revolving Loan Commitments outstanding on the date hereof, and not in lieu thereof. Without limiting the generality of the foregoing, (x) the Incremental Revolver Commitments and any Incremental Revolving Loans funded pursuant thereto shall constitute Revolving Obligations and have all of the benefits thereof, (y) the Incremental Revolving Lenders providing the Incremental Revolver Commitments shall have all of the rights, remedies, privileges and protections applicable to the Revolving Lenders and the Lenders under the Credit Agreement and the other Loan Documents and (z) the Incremental Revolver Commitments and Incremental Revolving Loans shall be secured by the Liens granted by the Credit Parties to the Revolver Agent for the benefit of the Secured Parties under the Credit Agreement and any other Loan Document.
SECTION 3.     Amendments to Credit Agreement. Effective as of the Third Amendment Effective Date, in reliance upon the representations and warranties of the Credit Parties set forth in the Amended Credit Agreement, the other Loan Documents and this Agreement, and subject only to this Agreement having been duly executed and delivered by the Borrower, the Administrative Agent, the Revolver Agent and the Required Revolving Lenders, the Credit Agreement is hereby amended as follows:
(i)Section 11.1 of the Credit Agreement is hereby amended as follows:
(a) the definition of “Required Revolving Lenders” shall be deleted in its entirety and replaced with the following definition:
“Required Revolving Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitments then in effect, or (b) if the Aggregate Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate outstanding amount of Revolving Loans and outstanding Letter of Credit Obligations; provided that, in each case, if at any time there are two or more unaffiliated Revolving Lenders, then the consent of at least two unaffiliated Revolving Lenders shall be required with respect to any matter requiring the consent of the Required Revolving Lenders.
(b)    The last sentence of the definition of “Revolving Loan Commitment” shall be deleted in its entirety and replaced with the following sentence:
“The aggregate amount of Revolving Loan Commitments as of the Third Amendment Effective Date is $135,000,000.
(ii)The Credit Agreement is hereby amended by replacing Schedule 1.1(b) thereto in its entirety with Schedule I hereto.
(iii)Each of the Consenting Lenders party hereto, who collectively constitute the Required Revolving Lenders, hereby authorizes and directs the Administrative Agent to execute this Amendment.
SECTION 4. Conditions to Effectiveness of the Incremental Revolver Commitments . (a) This Agreement, the obligation of each Incremental Revolving Lender to establish the Incremental Revolver Commitments and the amendments set forth in the Amended Credit Agreement shall become effective on the first date when each of the following conditions precedent shall have been satisfied:
(i)Borrower shall have reimbursed the Administrative Agent for all reasonable and documented fees, costs and expenses required to be paid under the terms of the Loan Documents (including all fees due to the Revolver Agent pursuant to the Fee and Acceptance Letter, dated as of the date hereof, between the Borrower and the Revolver

Agent) on the Third Amendment Effective Date, to the extent invoiced at least one (1) Business Day prior to the Third Amendment Effective Date.
(ii)This Agreement shall have been duly executed and delivered by the Borrower, the Administrative Agent, the Revolver Agent, each Incremental Revolving Lender and each Consenting Lender.
(iii)The Administrative Agent shall have received for each Credit Party, incumbency certificates of the officers of each such Credit Party executing this Agreement, certified as of the Third Amendment Effective Date by such Person’s corporate secretary or an assistant secretary or other authorized signatory as being true, accurate, correct and complete, together with such Credit Party’s (a) charter, articles and/or certificate of formation and all amendments thereto (or a certification that there have been no amendments or modifications to, or waivers of, such documents since the Second Amendment Effective Date), (b) bylaws or operating agreement, as applicable, together with all amendments thereto (or a certification that there have been no amendments or modifications to, or waivers of, such documents since the Second Amendment Effective Date), (c) resolutions of such Credit Party’s Board of Directors or members, as applicable, approving and authorizing the execution, delivery and performance of this Agreement and the transactions and amendments to be consummated in connection therewith, each of the foregoing items (a)-(c) certified as of the Third Amendment Effective Date by such Credit Party’s corporate secretary or an assistant secretary or other authorized signatory as being in full force and effect without any modification or amendment, together with good standing certificates (including verification of tax status, if applicable) in its jurisdiction of incorporation/formation, each dated a recent date prior to the Third Amendment Effective Date.
(iv)The Administrative Agent shall have received a duly executed opinion of Wachtell, Lipton, Rosen & Katz LLP, counsel for the Credit Parties, addressed to the Administrative Agent and the Lenders party hereto and in form and substance reasonably satisfactory to the Administrative Agent, dated the Third Amendment Effective Date.
(v)The representations and warranties by any Credit Party contained herein, in the Amended Credit Agreement or in any other Loan Document shall be true and correct in all material respects as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date, in which event such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided, however, that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(vi)No Default or Event of Default has occurred and is continuing or would result from giving effect to the transactions set forth in this Agreement (including the incurrence of the Incremental Revolver Commitments).
(vii)The Administrative Agent, the Revolver Agent and the Lenders party hereto shall have received, at least one (1) Business Day prior to the date hereof, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, that has been requested in writing at least five (5) Business Days prior to the date hereof.
(viii)The Administrative Agent and the Revolver Agent shall have received a customary officer’s certificate executed by a Responsible Officer of the Borrower confirming satisfaction of the conditions set forth in Sections 4(v) and (vi).

(ix)Each Incremental Revolving Lender shall receive, as consideration for its respective Incremental Revolver Commitments, an upfront fee equal to the product of the aggregate principal amount of its Incremental Revolver Commitments as of the date hereof multiplied by 0.50%, payable on the Closing Date.
The first date on which all the forgoing conditions set forth in this Section 4 shall have been satisfied shall be the “Third Amendment Effective Date”.
SECTION 5. Representations and Warranties. As of the date hereof, each Credit Party hereto hereby represents and warrants to the Administrative Agent and each Lender that is party to this Agreement as follows:
(i)Each Credit Party and each of its Restricted Subsidiaries is a corporation, limited liability company or limited partnership, as applicable, duly organized or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable.
(ii)The execution and delivery of this Agreement, and performance of this Agreement and the Amended Credit Agreement by each of the Credit Parties party thereto:
(a)have been duly authorized by all necessary action;
(b)do not contravene the terms of any of that Credit Party’s Organization Documents;
(c)do not (x) conflict with or result in any breach or contravention of or (y) result in the creation of any Lien under, in each case, any document (other than under the Collateral Documents or as permitted under the Amended Credit Agreement) evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; and
(d)do not violate any Requirement of Law;
except in each case referred to in clause (c) or clause (d), to the extent that such conflict, breach, contravention or violation would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(iii)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery or performance by, or enforcement against, any Credit Party of this Agreement or the Amended Credit Agreement, except (a) for recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents, (b) those obtained or made on or prior to the Third Amendment Effective Date or (c) those approvals, consents, exemptions, authorizations, or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
(iv)This Agreement and the Amended Credit Agreement constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, (ii) the need for recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents and (iii) the effect of foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 6. No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be, from and after the Third Amendment Effective Date, references to the Amended Credit Agreement.
SECTION 7. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 8. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each Credit Party, the Administrative Agent, the Revolver Agent, the Lenders and their respective successors and assigns, except as otherwise provided in the Amended Credit Agreement and the other Loan Documents; provided that any assignment by any Lender shall be subject to the provisions of Section 9.9 of the Amended Credit Agreement; provided, further, that no Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as permitted under the Amended Credit Agreement.
SECTION 9. Governing Law and Jurisdiction.
(i)    Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).
(ii)    Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Agreement, each of the parties hereto executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
(iii)    Service of Process. Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such party specified in the Amended Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(iv)    Non-Exclusive Jurisdiction. Nothing contained in this Section 9 shall affect the right of any Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

SECTION 10. Waiver of Jury Trial. THE PARTIES HERETO, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.
SECTION 11. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
SECTION 12. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
SECTION 13. Reaffirmation. Each of the Credit Parties hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations (after giving effect hereto). Each of the Credit Parties party hereto hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Revolver Agent, the L/C Issuer or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

SELECTQUOTE, INC.,
a Delaware corporation, as the Borrower

By:
    Name: Raffaele Sadun
    Title: Chief Financial Officer

SELECTQUOTE AUTO & HOME INSURANCE SERVICES, LLC, a Delaware limited liability company

By:
    Name: Raffaele Sadun
    Title: Chief Financial Officer

SELECTQUOTE INSURANCE SERVICES,
a California corporation

By:
    Name: Raffaele Sadun
    Title: Chief Financial Officer

TIBURON INSURANCE SERVICES,
a California corporation

By:
    Name: Raffaele Sadun
    Title: Chief Financial Officer

INSIDERESPONSE LLC,
a Kansas limited liability company

    By: SelectQuote, Inc., its sole member

By:
    Name: Raffaele Sadun
    Title: Chief Financial Officer and Treasurer

CHOICEMARK INSURANCE SERVICES, INC.,
a Delaware corporation

By:
    Name: Raffaele Sadun
    Title: Chief Financial Officer

[SelectQuote – Signature Page to Third Amendment to Credit Agreement]

EXPRESS MED PHARMACEUTICALS, INC.,
a Pennsylvania corporation

By:
    Name: Raffaele Sadun
    Title: Treasurer

SIMPLE MEDS, LLC,
a Nebraska limited liability company

By:
    Name: Raffaele Sadun
    Title: Treasurer

[SelectQuote – Signature Page to Third Amendment to Credit Agreement]

MORGAN STANLEY CAPITAL ADMINISTRATORS, INC.,
as the Administrative Agent

By:
    Name:
    Title:

[SelectQuote – Signature Page to Third Amendment to Credit Agreement]

UMB BANK, N.A.,
as the Revolver Agent and as Consenting Lender

By:
    Name:
    Title:

[SelectQuote – Signature Page to Third Amendment to Credit Agreement]

ACADEMY BANK, N.A.,
as an Incremental Revolving Lender

By:
    Name:
    Title:

[SelectQuote – Signature Page to Third Amendment to Credit Agreement]

CROSSFIRST BANK,
as an Incremental Revolving Lender

By:
    Name: Jeff Wagner
    Title: Managing Director – Financial Institutions

[SelectQuote – Signature Page to Third Amendment to Credit Agreement]

REVOLVING LOAN COMMITMENTS

Schedule 1.1(b)

Revolving Loan Commitments

Revolving Lender	Revolving Loan Commitment
UMB BANK, N.A.	$100,000,000.00

Incremental Revolving Loan Commitments

Incremental Revolving Lender	Incremental Revolver Commitment
ACADEMY BANK, N.A.	$20,000,000.00
CROSSFIRST BANK	$15,000,000.00
Total Revolving Loan Commitments:	$135,000,000.00

Schedule I to Third Amendment